                                                                     Exhibit 5.1



                                                   JONES [GRAPHIC OMITTED] VARGAS
                                                          ATTORNEYS AT LAW
                                                     3773 HOWARD HUGHES PARKWAY
HERBERT M. JONES      MICHAEL P. LINDELL                   THIRD FLOOR SOUTH                   CLIFFORD A. JONES (1912 - 2001)
MELVIN D. CLOSE, JR.  MICHAEL G. ALONSO                 LAS VEGAS, NEVADA 89109                 GEORGE L. VARGAS (1909 - 1985)
JOSEPH W. BROWN       BRIAN P. CLARK              TEL (702) 862-3300 FAX(702) 734-2722          JOHN C. BARTLETT (1910 - 1982)
ALBERT F. PAGNI       ANN MORGAN                                                                LOUIS MEAD DIXON (1919 - 1993)
JOHN P. SANDE, III    R. DOUGLAS KURDZIEL                 WWW.JONESVARGAS.COM                 GARY T. FOREMASTER (1953 - 1998)
WILLIAM J. RAGGIO     KRIS T. BALLARD
BOB MILLER            CRAIG H. NORVILLE
GARY R. GOODHEART     WILLIAM C. DAVIS, JR.
MICHAEL E. BUCKLEY    KARL L. NIELSON                                                                               OF COUNSEL
RICHARD F. JOST       DAWN R. HINMAN                                                                         DOUGLAS G. CROSBY
JANET L. CHUBB        PATRICK A. ROSE
DOUGLAS M. COHEN      PATRICK J. SHEEHAN
KIRK B. LENHARD       ROBERT C. ANDERSON
KEVIN R. STOLWORTHY   TONY F. SANCHEZ III                                                                      BRIAN J. MATTER
JODI R. GOODHEART     CLARK V. VELLIS                                                                       EXECUTIVE DIRECTOR
PAUL A. LEMCKE        JOHN P. DESMOND
PHILIP M. BALLIF      SCOTT M. SCHOENWALD
                                                           July 27, 2004
KEVIN E. BECK         TAMARA BEATTY PETERSON
JENNIFER BEATTY       MOLLY MALONE REZAC                                                                          PETE ERNAUT*
BRINTON               BRETT J. SCOLARI                                                                       MANAGING DIRECTOR
DAVID A. CARROLL      STEVEN G. SHEVORSKI                                                                   GOVERNMENT AFFAIRS
KRISANNE S.           ARIEL E. STERN                                                                         AND PUBLIC POLICY
CUNNINGHAM            TIFFANY J. SWANIS
ELIZABETH M. FIELDER  BRADLEY R. TATOM
EDWARD M. GARCIA      AMY N. TIRRE
JANA L. GILL          GORDON H. WARREN
RYAN W. HERRICK
BRIAN R. IRVINE
CHRISTOPHER C. MONEY



JAG Media Holdings, Inc.
6865 SW 18th Street, Suite B13
Boca Raton, FL  33433


     Re: JAG Media Holdings, Inc. -- Registration Statement on Form SB-2 in respect of 25,066,539 Shares of Common Stock, par value $0.00001 per share

Ladies and Gentlemen:

         We have acted as special Nevada counsel to JAG Media Holdings, Inc., a Nevada corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the offer and sale of up to 25,066,539 shares (the "Shares") of the Company's Common Stock, par value $0.00001 per share, (a) 20,000,000 of which may be issued to, and offered for sale by, Cornell Capital, LP ("Cornell"), pursuant to an equity line purchase agreement between the Company and Cornell effective as of April 9, 2002 (the "Purchase Agreement"); (b) 3,025,000 of which have been reserved for issuance upon the exercise of presently outstanding stock options and stock purchase warrants (collectively, the "Options and Warrants") and may be offered for sale from time to time by the holders of the Options and Warrants identified in the Prospectus forming part of the Registration Statement upon exercise thereof; and (c) 2,041,539 of which may be offered for sale from time to time by certain stockholders of the Company identified in the prospectus forming part of the Registration Statement.

         In our capacity as such counsel, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares, the Purchase Agreement and the Options and Warrants. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of such documents, corporate records and other instruments, and have obtained such certificates and other representations and assurances, as we have deemed necessary or appropriate for the purposes of this opinion.


                                   RENO OFFICE

           100 WEST LIBERTY STREET, TWELFTH FLOOR, RENO, NEVADA 89504
                     TEL (775) 786-5000 FAX (775) 786-1177

       *PETE ERNAUT IS AN EXECUTIVE EMPLOYEE NOT LICENSED TO PRACTICE LAW

Holdings, Inc.
July 27, 2004
Page 2



         In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons executing such documents and the authenticity and conformity to original documents of documents submitted to us as certified, photostatic, facsimile or electronically transmitted copies.

         Based upon the foregoing and the proceedings taken by the Company referred to above, we are of the opinion that the Shares have been duly authorized and are, or, in the case of the Shares issuable pursuant to the Purchase Agreement and the Options and Warrants, upon issuance, delivery and payment therefore pursuant to the Purchase Agreement or on exercise of the Options and Warrants as contemplated in the Registration Statement, will be, validly issued, fully paid and nonassessable.

         Our opinion herein is limited to the effect on the subject transactions of the laws of the State of Nevada as in effect on the date hereof. We assume no responsibility regarding the applicability to such transactions, or the effect thereon, of the laws of any other jurisdiction.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the prospectus included therein.



                                                              Very truly yours,

                                                              Jones Vargas